Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Paul Surdez
(609) 452-4807
www.covance.com

COVANCE REPORTS THIRD QUARTER FINANCIAL RESULTS AND
TAKES ACTIONS TO STRENGTHEN FUTURE PERFORMANCE

Princeton, New Jersey, November 3, 2010 — Covance Inc. (NYSE: CVD) today reported results for its third quarter ended September 30, 2010, which included a GAAP loss of $0.49 per diluted share.  Included in results is a $1.16 per diluted share non-cash impairment charge related to a write-down of preclinical assets, partially offset by a gain of $0.16 per diluted share from favorable income tax resolutions in the quarter. Excluding these items, earnings per diluted share were $0.50.

“Despite a tougher environment for our toxicology services, we achieved our consolidated revenue and earnings expectations in the third quarter.  In addition, as evidence of the success of our long-term business strategy, we were selected by sanofi-aventis as its R&D partner, executing a 10-year alliance which we expect to generate revenues ranging from a minimum commitment of $1.2 billion to at least $2.2 billion when including the sole-source components. This alliance drove year-on-year backlog growth of 26% to more than $6 billion,” said Joe Herring, Chairman and Chief Executive Officer.

“In order to address softer market conditions across much of our portfolio, we are taking decisive actions to reduce capacity and significantly lower our cost structure while maintaining service quality. These actions will enable us to enter 2011 as a leaner, more competitive company. First, the weakening in the market for outsourced toxicology services in the third quarter drove us to reassess our toxicology service offering.  This has resulted in a decision to consolidate our North American toxicology services by closing our toxicology facility in Vienna, Virginia. In addition, we have taken an asset impairment charge in the third quarter totaling $119 million reflecting the excess of the carrying value of our Chandler, Arizona and Manassas, Virginia assets over their estimated fair market value.  We will also be reducing spending across the company, including corporate overhead; realizing savings from process improvements and automation investments; and restructuring the executive management team. The future cost of these actions is expected to total approximately $35 million to $40 million, with more than half of the cost being incurred in the fourth quarter of 2010 and the remainder in 2011.  We expect savings, net of costs, to generate incremental operating income of at least $25 million in 2011.

“Looking ahead to the fourth quarter of 2010, we expect consolidated revenue, excluding the sanofi-aventis alliance, to be roughly flat sequentially, reflecting market conditions in toxicology and, in Late-Stage Development, the slower start-up, delays, and cancellations of clinical trials. These factors are expected to result in earnings per share in the range of $0.50 to $0.55, including earnings from the sanofi-aventis alliance and excluding the site closure and other costs associated with the restructuring actions.”

1

Consolidated Results

($ in millions except EPS)	3Q10	3Q09	Change	2010YTD	2009YTD	Change
Total Revenues	$513.3	$497.6		$1,519.0	$1,455.3
Less: Reimbursable Out-of-Pockets	$36.3	$22.3		$84.9	$72.7
Net Revenues	$477.0	$475.3	0.4%	$1,434.1	$1,382.6	3.7%
Operating Income (Loss)	$(76.7)	$57.8	(232.8)%	$18.6	$173.7	(89.3)%
Net Income (Loss)	$(30.9)	$51.1	(160.6)%	$39.9	$134.3	(70.3)%
Earnings (Loss) Per Share	$(0.49)	$0.79	(161.2)%	$0.61	$2.09	(70.7)%
Impairment charge*	$(119.2)	—		$(119.2)	—
Favorable Income Tax Items*	$10.4	$2.1		$10.4	$2.1
Gain on Sale, net of tax*	—	$5.9		—	$6.3
Operating Income, excluding items*	$42.5	$57.8	(26.5)%	$137.9	$173.7	(20.6)%
Operating Margin %, ex items*	8.9%	12.2%		9.6%	12.6%
Net Income, excluding items*	$32.6	$43.1	(24.3)%	$103.4	$126.0	(17.9)%
Diluted EPS, excluding items*	$0.50	$0.67	(25.0)%	$1.59	$1.96	(18.9)%

* See attached pro forma income statements for reconciliation of GAAP to Pro Forma amounts.

Operating Segment Results

Early Development

($ in millions)	3Q10	3Q09	Change	2010 YTD	2009 YTD	Change
Net Revenues	$206.5	$196.4	5.1%	$619.7	$588.7	5.3%
Operating Income (Loss)	$(98.5)	$22.4	(539.1)%	$(53.1)	$76.7	(169.3)%
Impairment charge	$(119.2)	—		$(119.2)	—
2Q10 Cost Actions	$(1.3)	—		$(8.0)	—
Operating Income, excluding items	$22.0	$22.4	(1.8)%	$74.1	$76.7	(3.3)%
Margin % ex items	10.7%	11.4%		12.0%	13.0%

The Company’s Early Development segment includes preclinical toxicology, analytical chemistry, clinical pharmacology services, and research products.  Early Development net revenues for the third quarter of 2010 grew 5.1% to $206.5 million compared to $196.4 million in the third quarter of 2009.  Year-on-year growth was led by chemistry services. Revenues declined sequentially in toxicology which more than offset growth in chemistry and clinical pharmacology. In the quarter, foreign exchange negatively impacted year-on-year revenue growth by 190 basis points.

Operating loss for the third quarter was $98.5 million and included an asset impairment charge of $119.2 million and continuing costs of $1.3 million from our second quarter actions. Operating income, excluding these items, was $22.0 million, compared to $22.4 million in the third quarter of last year. Operating margins for the third quarter, excluding the impairment charge and second quarter cost actions, were 10.7% compared to 11.4% in the third quarter of 2009 and 14.0% last quarter. Year-over-year and sequentially, operating margins were impacted by a lower level of new orders, delays of scheduled study starts, and the mix of pricing in toxicology.

2

Late-Stage Development

($ in millions)	3Q10	3Q09	Change	2010 YTD	2009 YTD	Change
Net Revenues	$270.5	$278.9	(3.0)%	$814.4	$793.9	2.6%
Operating Income	$55.2	$68.9	(19.9)%	$177.9	$190.7	(6.7)%
Margin %	20.4%	24.7%		21.8%	24.0%

The Late-Stage Development segment includes central laboratory, Phase II-III clinical development, and commercialization services (periapproval and market access services).  Late-Stage Development net revenues for the third quarter of 2010 declined 3.0% year-on-year to $270.5 million compared to $278.9 million in the third quarter of 2009.  Foreign exchange positively impacted year-on-year revenue growth in the quarter by 30 basis points.  While the previously-announced delayed clinical trials are performing largely as we forecasted in July, several factors lead us to moderate our near-term expectations.  These factors include a longer duration between the time a project is awarded and revenue generation begins, a higher level of project scope reductions and other project cancellations, and a shifting mix of central lab tests performed and kits returned.

Operating income for the third quarter of 2010 decreased 19.9% to $55.2 million compared to $68.9 million in the third quarter of the prior year.  Operating margins were 20.4% for the third quarter of 2010 compared to 24.7% in the third quarter of last year and 21.2% last quarter. Late-stage margins were impacted by the longer time period between project award and commencement of revenue and, in addition, central laboratory margins continue to be impacted by testing mix and geographic mix of kit receipts.

Corporate Information

The Company’s backlog at September 30, 2010 grew 25.6% year-over-year to $6.02 billion compared to $4.79 billion at September 30, 2009 and $4.83 billion at June 30, 2010. Foreign exchange positively impacted sequential backlog growth by $125 million.  Adjusted net orders (orders adjusted for dedicated capacity contracts such as the $1.2 billion order from sanofi-aventis) were $549 million in the third quarter of 2010, representing an adjusted book-to-bill ratio of 1.15 to 1. On a trailing twelve month basis, our Late-Stage Development adjusted book-to-bill was approximately 1.2 to 1.

Corporate expenses totaled $33.4 million in the third quarter (or 7.0% of revenue), compared to $36.5 million (or 7.7% of revenue) last quarter. We expect corporate expenses as a percent of revenue, excluding severance and other restructuring costs, to continue to trend lower.

Cash and cash equivalents at September 30, 2010 were $389 million compared to $291 million at June 30, 2010 and $266 million at September 30, 2009. The company remains debt free.

Free cash flow (defined as operating cash flow less capital expenditures) for the third quarter of 2010 was $75 million, consisting of operating cash flow of $108 million less capital expenditures of $33 million. Free cash flow year to date was $89 million, consisting of operating cash flow of $189 million less capital expenditures of $100 million.   In 2010, we now expect free cash flow to be approximately $115 million, consisting of operating cash flow of approximately $250 million less capital expenditures of approximately $135 million.  The free cash flow target for 2010 assumes net Days Sales Outstanding (DSO) at 43 days.

Net Days Sales Outstanding (DSO) were 45 days at September 30, 2010 compared to 47 days at June 30, 2010 and 42 days at September 30, 2009.

3

Taxes in the third quarter included a benefit of $10.4 million, primarily as a result of the favorable resolution of an income tax inquiry. The tax rate for the quarter excluding this benefit and the tax benefit associated with the impairment charge was 23.0%. We expect the tax rate for the company to be approximately 23% in the fourth quarter, reflecting the prospective impact of the favorable income tax resolution and continued favorable trends in the mix of earnings relative to various tax jurisdictions.

The Company’s investor conference call will be webcast on November 4 at 9:00 am EDT. Management’s commentary and presentation slides will be available through www.covance.com.

Covance, with headquarters in Princeton, New Jersey, is one of the world’s largest and most comprehensive drug development services companies with annual revenues greater than $1.8 billion, global operations in more than 30 countries, and more than 10,000 employees worldwide.  Information on Covance’s products and services, recent press releases, and SEC filings can be obtained through its website at www.covance.com.

Statements contained in this press release, which are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements including the statements contained herein regarding anticipated trends in the Company’s business are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, levels of industry research and development spending, the Company’s ability to continue to attract and retain qualified personnel, the fixed price nature of contracts or the loss of large contracts, risks associated with acquisitions and investments, the Company’s ability to increase order volume, the pace of translation of orders into revenue in late-stage development services, fluctuations in currency exchange rates, and other factors described in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no duty to update any forward looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Exhibits Follow

4

COVANCE INC.

CONSOLIDATED INCOME STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended September 30				Nine Months Ended September 30
	2010		2009		2010		2009

Net revenues	$477,022		$475,284		$1,434,117		$1,382,569
Reimbursable out-of-pocket expenses	36,258		22,282		84,901		72,729
Total revenues	513,280		497,566		1,519,018		1,455,298

Costs and expenses:
Cost of revenue	337,698		324,311		1,001,574		939,246
Reimbursable out-of-pocket expenses	36,258		22,282		84,901		72,729
Selling, general and administrative	70,731		69,526		217,576		203,049
Depreciation and amortization	26,105		23,649		77,105		66,536
Asset impairment charges	119,229		—		119,229		—
Total costs and expenses	590,021	(a)	439,768		1,500,385	(a)	1,281,560

(Loss) income from operations	(76,741	)(a)	57,798		18,633	(a)	173,738

Other expense (income), net:
Interest (income) expense, net	(236)		181		(378)		258
Foreign exchange transaction loss (gain), net	681		(903)		2,595		(108)
Gain on sale of businesses	—		(9,026)		—		(9,681)
Other expense (income), net	445		(9,748	)(b)	2,217		(9,531	)(c)

(Loss) income before taxes and equity investee earnings	(77,186	)(a)	67,546	(b)	16,416	(a)	183,269	(c)

Tax (benefit) expense	(46,003	)(a)	16,650	(b)	(22,534	)(a)	49,050	(c)

Equity investee earnings	253		166		926		128

Net (loss) income	$(30,930	)(a)	$51,062	(b)	$39,876	(a)	$134,347	(c)

Basic (loss) earnings per share	$(0.49	)(a)	$0.80	(b)	$0.63	(a)	$2.11	(c)

Weighted average shares outstanding - basic	63,739,910		63,895,975		63,601,302		63,768,728

Diluted (loss) earnings per share	$(0.49	)(a)	$0.79	(b)	$0.61	(a)	$2.09	(c)

Weighted average shares outstanding - diluted	63,739,910		64,472,572		65,069,901		64,235,983

(a) Includes the impact of $119,229 in asset impairment charges ($73,922 net of tax) and favorable income tax items totaling $10,352 during the three and nine months ended September 30, 2010.

(b) Includes the impact of a $9,026 gain on sale of Interactive Voice & Web Response Services ($5,867 net of tax) and favorable income tax items totaling $2,072 during the three months ended September 30, 2009.

(c) Includes the impact of a $9,026 gain on sale of Interactive Voice & Web Response Services ($5,867 net of tax) and a $655 gain on sale of Cardiac Safety Services ($426 net of tax) and favorable income tax items totaling $2,072 during the nine months ended September 30, 2009.

Excluding the impact of the asset impairment charges, favorable income tax items and gain on sale of businesses:

Income before taxes and equity investee earnings	$42,043	$58,520	$135,645	$173,588

Taxes on income	$9,656	$15,563	$33,125	$47,734

Net income	$32,640	$43,123	$103,446	$125,982

Basic earnings per share	$0.51	$0.67	$1.63	$1.98

Diluted earnings per share	$0.50	$0.67	$1.59	$1.96

COVANCE INC.

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2010 and DECEMBER 31, 2009

(Dollars in thousands)

	September 30	December 31
	2010	2009
	(UNAUDITED)
ASSETS
Current Assets:
Cash & cash equivalents	$389,024	$289,469
Accounts receivable, net	281,677	285,119
Unbilled services	103,660	97,279
Inventory	82,314	80,926
Deferred income taxes	41,951	31,512
Prepaid expenses and other current assets	93,058	93,367
Total Current Assets	991,684	877,672

Property and equipment, net	817,956	921,995
Goodwill, net	127,653	127,653
Other assets	45,468	47,624
Total Assets	$1,982,761	$1,974,944

LIABILITIES and STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$35,395	$36,834
Accrued payroll and benefits	100,797	111,365
Accrued expenses and other current liabilities	80,374	73,383
Unearned revenue	149,496	166,890
Income taxes payable	13,867	14,272
Total Current Liabilities	379,929	402,744

Deferred income taxes	55,530	98,945
Other liabilities	57,965	62,251
Total Liabilities	493,424	563,940

Stockholders’ Equity:
Common stock	772	764
Paid-in capital	626,209	587,995
Retained earnings	1,345,327	1,305,451
Accumulated other comprehensive income (loss)	555	(5,281)
Treasury stock	(483,526)	(477,925)
Total Stockholders’ Equity	1,489,337	1,411,004
Total Liabilities and Stockholders’ Equity	$1,982,761	$1,974,944

COVANCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(Dollars in thousands)

(UNAUDITED)

	Nine Months Ended September 30
	2010	2009
Cash flows from operating activities:
Net income	$39,876	$134,347
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,105	66,536
Asset impairment charges	119,229	—
Non-cash compensation expense associated with employee benefit and stock compensation plans	24,815	20,295
Deferred income tax benefit	(53,185)	(2,981)
Gain on sale of businesses	—	(9,681)
Loss on sale of property and equipment	961	838
Equity investee earnings	(926)	(128)
Changes in operating assets and liabilities, net of businesses acquired and sold:
Accounts receivable	3,442	(61,341)
Unbilled services	(6,381)	1,342
Inventory	(1,388)	(11,070)
Accounts payable	(1,439)	(5,426)
Accrued liabilities	(3,577)	(12,518)
Unearned revenue	(17,394)	18,770
Income taxes payable	362	31,494
Other assets and liabilities, net	7,658	3,658
Net cash provided by operating activities	189,158	174,135

Cash flows from investing activities:
Capital expenditures	(100,488)	(98,020)
Acquisition of businesses, net of cash acquired	—	(28,370)
Proceeds from sale of businesses	—	10,373
Other, net	73	26
Net cash used in investing activities	(100,415)	(115,991)

Cash flows from financing activities:
Stock issued under employee stock purchase and option plans	12,640	7,251
Purchase of treasury stock	(5,601)	(2,509)
Net repayments under revolving credit facility	—	(25,000)
Payment of debt assumed upon acquisition of business	—	(5,431)
Net cash provided by (used in) financing activities	7,039	(25,689)

Effect of exchange rate changes on cash	3,773	12,459

Net change in cash and cash equivalents	99,555	44,914

Cash and cash equivalents, beginning of period	289,469	221,334

Cash and cash equivalents, end of period	$389,024	$266,248

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q3 2010

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Asset Impairment	Income Tax Items	Inclusion of Common Stock Equivalents in Diluted EPS Computation (1)		Pro Forma

Net revenues	$477,022					$477,022
Reimbursable out-of-pocket expenses	36,258					36,258
Total revenues	513,280	—	—	—		513,280

Costs and expenses:
Cost of revenue	337,698					337,698
Reimbursable out-of-pocket expenses	36,258					36,258
Selling, general and administrative	70,731					70,731
Depreciation and amortization	26,105					26,105
Asset impairment charges	119,229	(119,229)				—
Total costs and expenses	590,021	(119,229)	—	—		470,792

(Loss) income from operations	(76,741)	119,229	—	—		42,488

Other expense (income), net:
Interest (income) expense, net	(236)					(236)
Foreign exchange transaction loss (gain), net	681					681
Gain on sale of businesses	—					—
Other expense (income), net	445	—	—	—		445

(Loss) income before taxes and equity investee earnings	(77,186)	119,229	—	—		42,043

Tax (benefit) expense	(46,003)	45,307	10,352	—		9,656

Equity investee earnings	253					253

Net (loss) income	$(30,930)	$73,922	$(10,352)	$—		$32,640

Basic (loss) earnings per share	$(0.49)	$1.16	$(0.16)			$0.51

Weighted average shares outstanding - basic	63,739,910	63,739,910	63,739,910			63,739,910

Diluted (loss) earnings per share	$(0.49)	$1.16	$(0.16)	$(0.01)		$0.50

Weighted average shares outstanding - diluted	63,739,910	63,739,910	63,739,910	1,270,798	(1)	65,010,708	(1)

(1) Reflects inclusion of impact of common stock equivalents in computation of diluted earnings per share as GAAP loss transitions to Pro Forma income.

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q3 2009

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Income Tax Items	Gain on sale of IVRS	Pro Forma

Net revenues	$475,284			$475,284
Reimbursable out-of-pocket expenses	22,282			22,282
Total revenues	497,566	—	—	497,566

Costs and expenses:
Cost of revenue	324,311			324,311
Reimbursable out-of-pocket expenses	22,282			22,282
Selling, general and administrative	69,526			69,526
Depreciation and amortization	23,649			23,649
Asset impairment charges	—			—
Total costs and expenses	439,768	—	—	439,768

(Loss) income from operations	57,798	—	—	57,798

Other expense (income), net:
Interest (income) expense, net	181			181
Foreign exchange transaction loss (gain), net	(903)			(903)
Gain on sale of businesses	(9,026)		9,026	—
Other expense (income), net	(9,748)	—	9,026	(722)

(Loss) income before taxes and equity investee earnings	67,546	—	(9,026)	58,520

Tax (benefit) expense	16,650	2,072	(3,159)	15,563

Equity investee earnings	166			166

Net (loss) income	$51,062	$(2,072)	$(5,867)	$43,123

Basic (loss) earnings per share	$0.80	$(0.03)	$(0.09)	$0.67

Weighted average shares outstanding - basic	63,895,975	63,895,975	63,895,975	63,895,975

Diluted (loss) earnings per share	$0.79	$(0.03)	$(0.09)	$0.67

Weighted average shares outstanding - diluted	64,472,572	64,472,572	64,472,572	64,472,572

COVANCE INC.

GAAP to Pro Forma Reconciliation

YTD Q3 2010

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Asset Impairment	Income Tax Items	Pro Forma

Net revenues	$1,434,117			$1,434,117
Reimbursable out-of-pocket expenses	84,901			84,901
Total revenues	1,519,018	—	—	1,519,018

Costs and expenses:
Cost of revenue	1,001,574			1,001,574
Reimbursable out-of-pocket expenses	84,901			84,901
Selling, general and administrative	217,576			217,576
Depreciation and amortization	77,105			77,105
Asset impairment charges	119,229	(119,229)		—
Total costs and expenses	1,500,385	(119,229)	—	1,381,156

(Loss) income from operations	18,633	119,229	—	137,862

Other expense (income), net:
Interest (income) expense, net	(378)			(378)
Foreign exchange transaction loss (gain), net	2,595			2,595
Gain on sale of businesses	—			—
Other expense (income), net	2,217	—	—	2,217

(Loss) income before taxes and equity investee earnings	16,416	119,229	—	135,645

Tax (benefit) expense	(22,534)	45,307	10,352	33,125

Equity investee earnings	926			926

Net (loss) income	$39,876	$73,922	$(10,352)	$103,446

Basic (loss) earnings per share	$0.63	$1.16	$(0.16)	$1.63

Weighted average shares outstanding - basic	63,601,302	63,601,302	63,601,302	63,601,302

Diluted (loss) earnings per share	$0.61	$1.14	$(0.16)	$1.59

Weighted average shares outstanding - diluted	65,069,901	65,069,901	65,069,901	65,069,901

COVANCE INC.

GAAP to Pro Forma Reconciliation

YTD Q3 2009

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Income Tax Items	Gain on Sale of Businesses (1)	Pro Forma

Net revenues	$1,382,569			$1,382,569
Reimbursable out-of-pocket expenses	72,729			72,729
Total revenues	1,455,298	—	—	1,455,298

Costs and expenses:
Cost of revenue	939,246			939,246
Reimbursable out-of-pocket expenses	72,729			72,729
Selling, general and administrative	203,049			203,049
Depreciation and amortization	66,536			66,536
Asset impairment charges	—			—
Total costs and expenses	1,281,560	—	—	1,281,560

(Loss) income from operations	173,738	—	—	173,738

Other expense (income), net:
Interest (income) expense, net	258			258
Foreign exchange transaction loss (gain), net	(108)			(108)
Gain on sale of businesses	(9,681)		9,681	—
Other expense (income), net	(9,531)	—	9,681	150

(Loss) income before taxes and equity investee earnings	183,269	—	(9,681)	173,588

Tax (benefit) expense	49,050	2,072	(3,388)	47,734

Equity investee earnings	128			128

Net (loss) income	$134,347	$(2,072)	$(6,293)	$125,982

Basic (loss) earnings per share	$2.11	$(0.03)	$(0.10)	$1.98

Weighted average shares outstanding - basic	63,768,728	63,768,728	63,768,728	63,768,728

Diluted (loss) earnings per share	$2.09	$(0.03)	$(0.10)	$1.96

Weighted average shares outstanding - diluted	64,235,983	64,235,983	64,235,983	64,235,983

(1) Includes the impact of a $9,026 gain on sale of Interactive Voice & Web Response Services ($5,867 net of tax) and a $655 gain on sale of Cardiac Safety Services ($426 net of tax).